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EXHIBIT 23.1

Michael Johnson & Co., LLC
Certified Public Accountants
9175 East Kenyon Ave., Suite 100
Denver, Colorado 80231
Michael B. Johnson C.P.A.                              Telephone: (303) 796-0099
Member: A.I.C.P.A.                                           Fax: (303) 796-0137
Colorado Society of C.P.A.s

February 10, 2004

                         CONSENT OF INDEPENDENT AUDITOR

The above named CPA firm consents to the inclusion in the registration statement on Form S-8 of our report dated September 16, 2003 and the audited financial statements for Time Lending California, Inc. for the fiscal years ended June 30, 2003 and 2002.

/s/ MICHAEL JOHNSON & CO. LLC

Michael B. Johnson, CPA